EXHIBIT 32.2
SECTION 1350 CERTIFICATION
     In connection with the Quarterly Report on Form 10-Q of Pegasus Aircraft Partners II, L.P. (the “Partnership”) for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Clifford B. Wattley, President, Director, Chief Financial and Accounting            Officer of Air Transport Leasing, Inc., Administrative General Partner of the Partnership, hereby certify that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Date: August 15, 2005	By:	/s/ CLIFFORD B. WATTLEY

Clifford B. Wattley
President, Director, Chief Financial and
Accounting Officer of Air Transport Leasing,
Inc.